                                                                  EXHIBIT 10.106



                                                                  EXECUTION COPY



                      ONYX ACCEPTANCE FINANCIAL CORPORATION




                           --------------------------



                              AMENDED AND RESTATED

                          SALE AND SERVICING AGREEMENT



                          dated as of September 4, 1998



                           ONYX ACCEPTANCE CORPORATION


                          ----------------------------

                                TABLE OF CONTENTS


                                                                                Page No.
                                    ARTICLE I
                                   DEFINITIONS

Section 1.1 Definitions.........................................................    1

                                   ARTICLE II
                               PURCHASES AND SALES

Section 2.1 Agreements to Purchase and to Sell..................................    2
Section 2.2 Purchase Price......................................................    3
Section 2.3 Payment of Purchase Price...........................................    3
Section 2.4 Delivery............................................................    4

                                   ARTICLE III
                             CONDITIONS TO PURCHASE

Section 3.1 Conditions to Effectiveness.........................................    4
Section 3.2 Conditions Precedent to Payment of Purchase.........................    4

                                   ARTICLE IV
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1 Representations and Warranties of the Seller and the Servicer.......    5
Section 4.2 Representations and Warranties of the Seller Concerning Contracts...    9
Section 4.3 Covenants of Seller.................................................   11
Section 4.4 Covenants of Servicer..............................................    16
Section 4.5 Repurchase of Ineligible Contracts..................................   17
Section 4.6 Financial Covenants of Seller.......................................   18
Section 4.7 Representations and Warranties of Finco.............................   19

                                    ARTICLE V
                        SELLER NOTE AND SUBORDINATED NOTE

Section 5.1 Seller Note.........................................................   21
Section 5.2 Restrictions on Transfer of Seller Note.............................   21
Section 5.3 Subordinated Note...................................................   21
Section 5.4 Restrictions on Transfer of Subordinated Note.......................   24

                                   ARTICLE VI
                            TERMINATION OF COMMITMENT

Section 6.1 Termination.........................................................   24
Section 6.2 Remedies............................................................   23

                                   ARTICLE VII
                INDEMNIFICATION, ADDITIONAL COSTS AND INSPECTION

Section 7.1 Indemnities.........................................................   24
Section 7.2 Rights of Inspection................................................   26

                                  ARTICLE VIII
                                  THE SERVICER

Section 8.1 Appointment of Servicer.............................................   27
Section 8.2 Collections.........................................................   27
Section 8.3 Maintenance of Records; Quarterly and Annual Reports................   27

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
Section 8.4 Servicing Fee.......................................................  29
Section 8.5 Resignation; Sub-Contracting........................................  29
Section 8.6 Termination.........................................................  29
Section 8.7 Delivery of Investor Report.........................................  30
Section 8.8 Daily Report........................................................  30
Section 8.9 Monthly Report......................................................  30
Section 8.10 Servicer Termination Events........................................  30
Section 8.11 Servicer Termination...............................................  31
Section 8.12 Appointment of Successor Servicer..................................  32

                                   ARTICLE IX
                                  MISCELLANEOUS

Section 9.1 Notices, Etc........................................................   33
Section 9.2 Successors and Assigns..............................................   34
Section 9.3 Confirmation of Intent; Security Interest...........................   34
Section 9.4 Payments............................................................   34
Section 9.5 Rights to Enable Successor Servicing................................   34
Section 9.6 Costs; Expenses and Taxes...........................................   35
Section 9.7 Severability Clause.................................................   35
Section 9.8 Amendments; Governing Law...........................................   35
Section 9.9 No Recourse.........................................................   35
Section 9.10 Further Assurances.................................................   35
Section 9.11 Termination........................................................   36
Section 9.12 Assignment to Program Manager......................................   36
Section 9.13 Counterparts.......................................................   36
Section 9.14 Headings...........................................................   36
Section 9.15 No Bankruptcy Petition Against Finco...............................   36

EXHIBIT A           --   Seller Note
EXHIBIT B           --   Subordinated Note
EXHIBIT C           --   Officer's Certificate
EXHIBIT D           --   List of Lock-Box Banks and Numbers of Lock-Boxes
EXHIBIT E           --   Clearing Account Bank and Account Number
EXHIBIT F           --   Form of Investor Report
EXHIBIT G           --   Form of Servicer's Certificate
EXHIBIT H           --   Form of Daily Report
EXHIBIT I           --   Form of Monthly Report
SCHEDULE 4.1(h)-1        Principal Place of Business, Etc. of Seller
SCHEDULE 4.1(h)-2        Principal Place of Business, Etc. of Servicer
SCHEDULE 4.1(j)-1        Trade Names of Seller
SCHEDULE 4.1(j)-2        Trade Names of Servicer
SCHEDULE 4.1(q)-1        Subsidiaries of Seller
SCHEDULE 4.1(q)-2        Subsidiaries of Servicer
SCHEDULE 8.1             Credit and Collection Policy
SCHEDULE 9.5             Licenses, Patents, Computer Hardware and Software, Etc.

                              AMENDED AND RESTATED


                          SALE AND SERVICING AGREEMENT


                  AMENDED AND RESTATED SALE AND SERVICING AGREEMENT (this "Agreement"), dated as of September 4, 1998, among ONYX ACCEPTANCE CORPORATION, a Delaware corporation, as seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer"), and ONYX ACCEPTANCE FINANCIAL CORPORATION, a Delaware corporation (together with its successors and assigns, "Finco"), as the purchaser.


                              W I T N E S S E T H:


                  WHEREAS, the Seller in the ordinary course of its business originates and purchases from loans secured by automobiles and light trucks; and

                  WHEREAS, the Seller wishes to sell certain of such loans from time to time to Finco and Finco desires to purchase such loans; and

                  WHEREAS, from time to time in accordance with the consummation of the transactions contemplated herein, Finco desires to finance the purchases of such loans by advances made by Triple-A One Funding Corporation, which advances will be secured by the loans purchased by Finco;

                  WHEREAS, the Seller and Finco have entered into the Sale and Servicing Agreement dated as of September 8, 1994 (as amended to the date hereof, the "Original Sale Agreement"); and

                  WHEREAS, the parties hereto wish to amend and restate the original Sale Agreement as hereinafter provided.

                  NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


                  Section 1.1. Definitions.

                  (a) As used in this Agreement, capitalized terms used herein shall, unless otherwise defined herein, have the meanings assigned to them in the Amended and Restated Definitions List dated as of the date hereof that refers to this Agreement, which is incorporated herein by reference (the "Definitions List").

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) Capitalized terms used herein shall be equally applicable to both the singular and plural forms of such terms.


                                   ARTICLE II

                               PURCHASES AND SALES

                  Section 2.1 Agreements to Purchase and to Sell

                  (a) As of the Closing Date, the Seller does hereby sell, transfer, assign, set over and otherwise convey, to Finco and Finco does hereby purchase, without recourse (except as expressly provided herein) all right, title and interest of the Seller in and to (i) all Contracts originated, purchased or owned by the Seller that have Outstanding Balances as of the Cut-Off Date and all payment and enforcement rights (but not any obligations) to, in and under such Contracts, all rights in and to any Insurance Policies and any and all security interests in the Vehicles, (ii) all monies due and to become due, and all amounts received, with respect to the foregoing, (iii) any and all Files related to such Contracts, including the Dealer Assignment related to each Contract (iv) all proceeds of the foregoing (including, without limitation, "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of California) and (v) all Recoveries related to such Contracts; provided that the Seller shall not be obligated to sell any Contract to Finco which is purchased or originated by the Seller for the sole purpose of selling such Contract to an unaffiliated third party.

                  (b) On each Purchase Date occurring prior to the Commitment Termination Date (other than the Purchase Date occurring on the Closing Date), the Seller does hereby agree to sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to Finco and Finco does hereby agree to purchase, without recourse (except as expressly provided herein) all right, title and interest of the Seller in and to (i) all Contracts originated, purchased or owned by the Seller that have Outstanding Balances as of the close of business on the Business Day immediately preceding such Purchase Date and all payment and enforcement rights (but not any obligations) to, in and under such Contracts, all rights in and to any Insurance Policies and any and all security interests in the Vehicles, (ii) all monies due and to become due, and all amounts received, with respect to the foregoing,
(iii) any and all Files related to such Contracts, including the Dealer Assignment related to each Contract (iv) all proceeds of the foregoing (including, without limitation, "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of California) and (v) all Recoveries related to such Contracts; provided that the Seller shall not be obligated to sell any Contract to Finco which (i) the Seller sells to a Subsidiary of the Seller pursuant to the Merrill Repurchase Facility or other similar facility with the consent of the Program Manager or (ii) is purchased or originated by the Seller for the sole purpose of selling such Contract to an unaffiliated third party. Finco shall not be obligated to make any purchase hereunder on or after the Commitment Termination Date.



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
                  (c) It is the express and specific intent of the parties that the transfer of the Purchased Contracts from the Seller to Finco, as provided in this Agreement, is and shall be construed for all purposes as a true, complete and absolute sale of the Purchased Contracts.

                  (d) The Seller acknowledges that the Purchased Contracts are subject to the security interest of the Collateral Agent for the benefit of Triple-A One pursuant to the Triple-A One Security Agreement and that Triple-A One has assigned its rights under the Triple-A One Note (together with its related rights under the Triple-A One Security Agreement) to the Bank Collateral Agent pursuant to the Note Pledge Agreement.

                  (e) In connection with the Seller's sale of Contracts set forth herein the Seller hereby transfers to Finco all its right, title and interest in and to each Lock-Box.

                  (f) In selecting the Contracts to be sold pursuant to clauses
(a) and (b), the Seller shall employ selection procedures which are not adverse to the interests of Finco, Triple-A One or the Collateral Agent.

                  Section 2.2. Purchase Price.

                  (a) The amount payable to the Seller by Finco on the Closing Date shall be equal to the aggregate Outstanding Balances of the Contracts set forth on the Contract List for such Closing Date as set forth in the initial Daily Report.

                  (b) The amount payable to the Seller by Finco on each Purchase Date occurring prior to the Commitment Termination Date (other than the Purchase Date occurring on the Closing Date) in connection with any sale hereunder shall be equal to the aggregate Outstanding Balances of the Contracts set forth on the Contract List for such Purchase Date, as set forth in the Daily Report dated such Purchase Date.

                  (c) The Outstanding Balance of Finance Charges shall not be included in the calculation of the Purchase Price of any Contracts purchased on any Purchase Date other than the Purchase Date occurring on the Closing Date. On the Closing Date, the Outstanding Balance of Finance Charges shall be included in the calculation of the Purchase Price.

                  Section 2.3. Payment of Purchase Price.

                  (a) Prior to 9 A.M. (New York City time) on each Purchase Date, including the Closing Date, the Servicer will determine the Purchase Price to be paid on such Purchase Date. The Purchase Price shall be paid in the manner provided below:

                  (i) in cash, in an amount equal to the lesser of (A) Available Funds on such Purchase Date and (B) the Purchase Price;

                  (ii) to the extent that the Purchase Price exceeds the amount of the cash payment in (i) above, such excess shall be paid, on the Closing Date, by means of the issuance to the Seller of the Subordinated Note in an initial principal amount equal to the



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


         Subordinated Interest on the Closing Date, and on each Purchase Date subsequent to the Closing Date, by adjusting the principal amount of the Subordinated Note to equal the Subordinated Interest on such Purchase Date; and

                  (iii) to the extent that the Purchase Price exceeds the amount of the cash payment in (i) above and the adjustment to the principal amount of the Subordinated Note in accordance with (ii) above, such excess shall be paid on the Closing Date by means of the issuance to the Seller of the Seller Note in the initial principal amount equal to the Seller Interest on the Closing Date, and on each Purchase Date subsequent to the Closing Date by adjusting the principal amount of the Seller Interest on such Purchase Date.

                  (b) Unless otherwise specified herein, all payments of the Purchase Price shall be made not later than 4:00 P.M. (New York City time) on the date specified therefor in lawful money of the United States of America in same day funds by depositing such amounts in the bank account designated in writing by the Seller to Finco, with a copy to the Program Manager.

                  Section 2.4 Delivery. The Seller hereby agrees that all chattel paper and instruments (as each such term is defined in the UCC), if any, representing or evidencing any of the Purchased Contracts shall be promptly transferred to Finco pursuant to duly executed transfer instruments in form and substance satisfactory to Finco, the Collateral Agent and the Program Manager. All such chattel paper and instruments shall be delivered into the possession of Finco or to such Person as Finco may designate, on or prior to the Purchase Date.

                                   ARTICLE III


                             CONDITIONS TO PURCHASE

                  Section 3.1. Conditions to Effectiveness. On or prior to the date hereof, the following conditions shall have been satisfied:

                  (a) the conditions set forth in subsection 4.1 of the Triple-A One Credit Agreement shall have been satisfied; and

                  (b) a Responsible Officer of the Servicer shall have executed and delivered an officer's certificate to Finco, with copies to CapMAC and the Program Manager, listing the servicing officers of the Servicer.

                  Section 3.2. Conditions Precedent to Payment of Purchase. As a condition precedent to the obligation of Finco to make payment of the Purchase Price on any Payment Date including the Closing Date, the following conditions shall have been satisfied on or prior to such Payment Date:

                  (a) no Unmatured Wind-Down Event or Wind-Down Event shall have occurred and be continuing on such Payment Date or would result from such payment or from the application of the proceeds therefrom. By accepting payment for the Purchased Contracts the Seller shall be deemed to certify that this condition has been satisfied;

                  (b) Finco shall have received all other approvals, legal opinions, documents, instruments or items of information as it may request and all of the foregoing shall be satisfactory in form and substance to Finco, and all corporate and other proceedings required to be taken following the Closing Date shall be satisfactory in form and substance to Finco;

                  (c) all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Operative Documents shall be satisfactory in form and substance to Finco;

                  (d) an authorized officer of the Seller shall have executed and delivered an officer's certificate to Finco, with copies to CapMAC and the Program Manager, substantially in the form of Exhibit C; and

                  (e) the conditions set forth in subsections 4.1, 4.2 and 4.3 of the Triple-A One Credit Agreement shall have been satisfied.


                                   ARTICLE IV

                           REPRESENTATIONS, WARRANTIES

                                  AND COVENANTS

                  Section 4.1. Representations and Warranties of the Seller and the Servicer The Seller represents and warrants to Finco and the Program Manager, as of the date of this Agreement and as of any future Purchase Date, and the Servicer represents and warrants (except as to clause (m) of this Section 4.1, as to which the Servicer makes no representation or warranty) to Finco and the Program Manager, as of the date of this Agreement and as of each Payment Date, as follows:

                  (a) Corporate Existence. It is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified.

                  (b) Corporate Power; Authorization; Non-Contravention. The execution, delivery and performance by it of this Agreement and all other agreements, instruments and documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene
(i) any Requirement of Law applicable to it or (ii) any Contractual Obligation of it, and do not result in or require the creation of any Lien or any other claim upon or with respect to any of its properties (other than those contemplated hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and all the other Operative Documents to which it is a party have been duly executed and delivered on its behalf.

                  (c) No Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or any other agreement, document or instrument to be delivered by it hereunder, or for the perfection of, or the exercise by, Finco of its rights or remedies under this Agreement, or any other agreement, document or instrument, except for the filing of the UCC financing statements referred to in clause (n) of this Section 4.1, all of which, on or prior to the Closing Date, shall have been duly made and shall be in full force and effect.

                  (d) Enforceable Obligation. This Agreement is and will be its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by general equitable principles (whether considered in proceedings in equity or at law).

                  (e) Financial Condition. Its unaudited, consolidated and consolidating balance sheets and those of its consolidated Subsidiaries as at June 30, 1998 and the related unaudited statements of income and retained earnings and of cash flows of it and its consolidated Subsidiaries for the fiscal year then ended, certified by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing, copies of all of which have been furnished to Finco and the Program Manager, fairly present the financial condition of it and its consolidated Subsidiaries as at such date and the results of the operations of it and its consolidated Subsidiaries for the period ending on such date, all in accordance with GAAP, and since June 30, 1998 there has been no adverse change in such condition or operations or in the collectibility of the Contracts.

                  (f) Material Litigation. Except as otherwise disclosed in writing to Finco and the Program Manager prior to the date hereof, there is no pending or threatened action, suit or proceeding against or affecting it or any of its Subsidiaries or any of their respective officers or directors, in such capacity, or the property of it or of any of its Subsidiaries, in any court, or before any arbitrator of any kind, or before or by any governmental body.

                  (g) Accuracy of Information. (i) Each exhibit, financial statement, document, book, record, report and other item of written information furnished by it to the Program Manager or Finco in connection with the Operative Documents is accurate as of its date and as of the date so furnished and (ii) all financial projections contained therein are based on reasonable and stated assumptions, and no such document contains any material misstatement of fact or omits to state a material fact.

                  (h) Principal Place of Business. Its principal place of business and chief executive office is located at the address referred to in
Section 9.1 and the locations of the offices where it keeps all the records relating to the Contracts, including without limitation, the Files are listed on
Schedule 4.1(h)-1 (as to the Seller) and on Schedule 4.1(h)-2 (as to the Servicer) hereto.



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

                  (i) Lock-Box. The names and addresses of all the Lock-Box Banks, together with the account numbers of each Lock-Box, are specified in Exhibit D hereto. Each Obligor has been directed to remit all funds in respect of the Purchased Contracts only into the Lock-Boxes.

                  (j) Clearing Account. The name and address of the Clearing Account Bank, together with the account number thereof, are specified in Exhibit
E. All funds in respect of the Purchased Contracts at any time on deposit in the Clearing Account are held by the Clearing Account Bank subject to the security interest of Capital Markets Assurance Corporation as collateral agent on behalf of and for the benefit of Triple-A One Funding Corporation.

                  (k) Names. Except as set forth on Schedule 4.1(j)-1 (as to the Seller) and Schedule 4.1(j)-2 (as to the Servicer), it has no tradenames, fictitious names, assumed names or "doing business as" names.

                  (l) ERISA

                  (i) Schedule B (Actuarial Information) to its 1994 annual report (Form 5500 Series) for each Plan, copies of which will be filed with the IRS and furnished to the Program Manager and Finco, will be complete and accurate and fairly present the funding status of such Plan.

                  (ii) Each Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or such determination has been requested, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code, or such determination has been requested, and neither it nor any ERISA Affiliate has breached any of the responsibilities, obligations or duties imposed on it by ERISA, the Code or regulations promulgated thereunder with respect to any Plan.

                  (iii) Neither it nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of
         Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA.

                  (iv) No Plan has incurred any accumulated funding deficiency (as defined in Section 302 of ERISA and 412(a) of the Code), whether or not waived.

                  (v) Neither it nor any ERISA Affiliate nor any fiduciary of any Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code or (ii) has taken or failed to take any action which would constitute or result in an ERISA Termination Event.

                  (vi) Neither it nor any ERISA Affiliate has incurred, and no condition exists or event or transaction has occurred with respect to any Plan that could result in, any withdrawal liability under Section 4201 of ERISA that remains unpaid or liability to the

         PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid.

                  (vii) Neither it nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Plan, (ii) made a complete or partial withdrawal from a Multiple Employer Plan or a Multiemployer Plan or (iii) failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment.

                  (viii) Neither it nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liabilities for the plan year.

                  (m) Treatment of Transaction. It has not prepared any financial statement which accounts for the transactions contemplated hereby in any manner other than the sale of the Purchased Contracts by it, and it has not in any other respect accounted for or treated the transactions in the Purchased Contracts by it contemplated hereby (including but not limited to accounting and tax reporting purposes) in any manner other than as a sale of, or absolute assignment of, its full right, title and ownership interest in, the Purchased Contracts, to Finco.

                  (n) Requirements of Law. Neither it nor any Subsidiary is in violation of any Requirement of Law that could materially adversely affect its operations or the conduct of its businesses or which is inconsistent with the transactions contemplated by this Agreement.

                  (o) UCC Filings to Evidence Sale and Ownership Transfer. All filings and recordings (including pursuant to the UCC in effect in the state in which its principal place of business is located) required to perfect a first priority ownership interest in the Purchased Contracts in favor of Finco have been accomplished and are in full force and effect.

                  (p) Taxes. It has filed or caused to be filed all Federal, state and other tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any Federal, state and other tax assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority having taxing power (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller); no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge.

                  (q) Investment Company Act; other Regulations. It is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. It is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Debt.

                  (r) Subsidiaries. Schedule 4.1(q)-1 (as to the Seller) and
Schedule 4.1(q)-2 (as to the Servicer) lists all of its Subsidiaries.



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

                  (s) Year 2000 Compliance.

                  (i) It has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by it or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and
         (c) to date, implemented that plan in accordance with that timetable. Based on the foregoing, it believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not be reasonably expected to have a material adverse effect on it or on the Program, or result in a Wind-Down Event.

                  (ii) It (a) has completed a review and assessment of all computer applications (including, but not limited to those of its suppliers, vendors, customers, and any third party servicers), which are related to or involved in the origination, collection, management or servicing of the Purchased Receivables (the "Receivables Systems") and (ii) has determined that such Receivable Systems are Year 2000 Compliant or will be Year 2000 Compliant on or before December 31, 1999 and thereafter.

                  (iii) The costs of all assessment, remediation, testing and integration related to its plan for becoming Year 2000 Compliant will not have a material adverse effect on its financial condition or operations.

                  Section 4.2. Representations and Warranties of the Seller Concerning Contracts. On each Purchase Date the Seller represents and warrants to Finco and the Program Manager as follows:

                  (a) Eligible Contract. Each Contract to be sold by it on such day is an Eligible Contract.

                  (b) Liens. Each Contract to be sold by it on such day is owned by it free and clear of any Lien or claim of any kind or any offset and, upon transfer to Finco pursuant to this Agreement, Finco will acquire a valid ownership interest in each Purchased Contract free and clear of any Lien or claim of any kind or any offset and no effective financing statement or other instrument similar in effect covering any such Purchased Contract shall at any time be on file in any recording office except those relating to this Agreement and the transactions contemplated hereby.



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

                  (c) Compliance with Laws. Each Contract to be sold by it on such day complies with all laws and regulations applicable thereto, including, without limitation, all consumer credit laws.

                  (d) Enforceable Obligations. Each Contract to be sold by it on such day is in full force and effect and represents a legal, valid and binding obligation of the Obligor enforceable against the Obligor in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by general equitable principles whether considered in proceedings in equity or at law) and constitutes "chattel paper" under the UCC in effect in the state in which the principal place of business of the Seller is located.

                  (e) Valid Sale. The sale pursuant to this Agreement by the Seller and the purchase by Finco of the Purchased Contracts on such Purchase Date constitutes and will constitute a valid sale of such Purchased Contracts and the other Collateral and the proceeds thereof, which sale is and will be enforceable against the Seller and all existing and future creditors of the Seller and all subsequent purchasers from the Seller or Finco of any of the Purchased Contracts. Upon the filing of the financing statements described in
Section 4.1(o) with the Secretary of State of the State of California evidencing the sale of the Purchased Contracts to Finco and, in the case of Purchased Contracts hereafter created and the proceeds thereof, upon the sale, transfer and assignment thereof to Finco, Finco shall have a first priority perfected ownership interest in the Purchased Contracts and the other Collateral.

                  (f) Credit and Collection Policy. The Credit and Collection Policy has been complied with in all respects with respect to each Contract to be sold by it on such day and no change has been made in the character of its business or (except to the extent required by law and of which CapMAC and the Program Manager have received written notice prior to the applicable Purchase
Date) in the Credit and Collection Policy, which change could, in either case, impair the collectibility of any Purchased Contract.

                  (g) Contract Information. The Contract Information delivered by the Seller to Finco (if the Seller is the Servicer) or by the Seller to the Servicer (if the Seller is not the Servicer) with respect to each Purchased Contract on such Purchase Date is true and correct.

                  (h) Inspections. Each Contract that is not originated by a Vehicle Dealer has been inspected by CSI Escrow Document Services, Inc., the Servicer or any other inspection company reasonably acceptable to the Program Manager ("Inspector"), and the Inspector has issued a written inspection report (the "Vehicle Condition Report") describing the Vehicle and the equipment in the Vehicle, confirming the vehicle identification number and certifying that the Vehicle is in good repair.

                  (i) Repossessed Vehicles. As of the last day of any month, the aggregate Outstanding Balance of Purchased Contracts secured by Vehicles previously repossessed by the Seller (each a "Repossessed Vehicle") shall not exceed 1% of the aggregate Outstanding Balance of all Purchased Contracts then financed by Triple-A One Loans.

                  (j) Documentation. All documents used by the Seller in connection with the purchase or origination of Contracts (including, without limitation, any security agreement, loan contract or promissory note), and all certificates of title and entries in the Paperless Title System for Vehicles securing Contracts use the following words to identify the lender, secured party or obligee: (i) "Onyx Acceptance Corporation" or some abbreviation thereof which unmistakably identifies the Seller as secured party or (ii) "ABNI, Inc." or "C.U. Acceptance Corporation"; provided, however, that the name "ABNI, Inc." or "C.U. Acceptance Corporation" may only be used in such documents with respect to Contracts for which the Program Manager has received an opinion of counsel addressed to the Program Manager satisfactory in form and substance to the Program Manager from counsel to the Seller acceptable to the Program Manager in its reasonable judgment, to the effect that (x) under the law of the state in which the related Vehicle is registered, the Seller has a first priority perfected security interest in the related Vehicle notwithstanding the use of such name and (y) under applicable law, the use of such name rather than "Onyx Acceptance Corporation" or some other abbreviation thereof which unmistakably identifies the Seller as secured party will not affect the Seller's ownership interest in the Contracts and the Seller's security interest in the related Vehicles.

                  (k) Lienholder on Title. Prior to January 1, 1997, the Seller's lien in any Vehicle registered in California securing a Purchased Contract was obtained by submitting the appropriate documents to the California Department of Motor Vehicles and was not obtained by electronically transmitting information to such department of Motor Vehicles.

                  (l) Contract Files. It has delivered to Finco the Files relating to each Contract sold to Finco on such Purchase Date; provided, however, that as to any Purchased Contract, if (a) as evidenced by an opinion of counsel delivered to and in form and substance satisfactory to the Program Manager and the Collateral Agent, (x) an optical image or other representation of the Files are enforceable in the relevant jurisdictions to the same extent as the original of such document and (y) such optical image or other representation does not impair the ability of an owner of such Contract to transfer its interest in such Contract, and (b) the retention of such documents in such format will not result in a reduction of the then current rating of the transaction and Triple-A One, without regard to the Surety Bonds, such optical image or other representation may be held by the Servicer, as custodian for Triple-A One in lieu of the Files.

                  Section 4.3. Covenants of Seller. The Seller covenants and agrees with Finco that so long as this Agreement shall remain in effect:

                  (a) Corporate Existence. It will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified and in good standing as a foreign corporation in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualifications could affect (i) the rights or interests of Finco hereunder, (ii) the collectibility of any Contract or (iii) its ability to perform its obligations hereunder.

                  (b) Master Record of the Contracts. It will, at its own cost and expense, retain a master record of the Contracts sold by it and copies of all documents and records relating to each such Purchased Contract and, at its own cost and expense, mark such master record to the effect that the Purchased Contracts listed thereon have been sold to Finco.

                  (c) Recovery Procedure. It will maintain its Recovery Procedure in good operational order and permit representatives of Finco access to its management employees to fully discuss such Recovery Procedure during normal business hours. If it obtains a third party to maintain such Recovery Procedure, then it shall arrange to permit representatives of Finco access during normal business hours to such system to make such inspections and examinations as it deems necessary.

                  (d) Conduct of Business. It will comply with all applicable laws, rules, regulations, and orders with respect to it, its business and properties and all Contracts it originates or purchases, the failure to comply with which could have a material adverse affect on it or on such Contracts.

                  (e) Defense of the Purchased Contracts. It will not create, permit or suffer to exist, and will take such other actions as are necessary to remove, any Lien, claim or right in, to or on any Purchased Contract, and will defend the right, title and interest of Finco in and to the Purchased Contracts against the claims and demands of all Persons whomsoever, other than (i) the Liens created hereby and by the transactions contemplated hereby or (ii) Liens for taxes which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Finco in conformity with GAAP.

                  (f) Notice. It will advise Finco (with a copy to the Program Manager) in detail, of (i) any Lien asserted or claim made against any Purchased Contract, (ii) the occurrence of any breach by it of any of its representations, warranties and covenants contained herein, (iii) the occurrence of any Wind-Down Event or Unmatured Wind-Down Event, (iv) any litigation, investigation or proceeding which may exist at any time between it and any Governmental Authority or other Person or default or event of default under any of its Contractual Obligations, which in either case could have a material adverse effect on the value of the Purchased Contracts or its ability to satisfy its obligations hereunder and (v) any material adverse change in its business, properties, operations or financial or other condition or the occurrence of any other event which could have an adverse effect on the collectibility or value of the Purchased Contracts, in each case immediately upon ascertaining or obtaining knowledge of any of the foregoing. Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action it proposes to take with respect thereto.

                  (g) Maintain Interest.

                  (i) It shall, with respect to any and all Purchased Contracts and security interests in Vehicles sold hereunder, at its expense, perform all acts and execute all documents requested by Finco or the Program Manager, as the case may be, at any time to evidence, perfect, maintain and enforce the ownership interest and security interest, respectively, of Finco and the Program Manager therein and the first priority of such ownership interest and security interest, respectively. It will, at the request of a duly authorized officer of Finco or the Program Manager, execute and deliver financing statements evidencing the ownership interest of Finco in all of the foregoing, which financing statements must be satisfactory in form and substance to the Program Manager, and the Seller authorizes Finco to file one or more financing statements signed only by Finco. It also hereby irrevocably appoints Finco its attorney-in-fact to file one or more financing statements signed on behalf of the Seller by Finco as the attorney-in-fact of the Seller.

                  (ii) It will not, without providing 30 days' notice to Finco and the Program Manager, and without filing such amendments to any previously filed financing statements as Finco or the Program Manager may require, (A) change the location of its chief executive office or the location of the offices where the documents and records relating to the Contracts are kept or (B) change its name, identity or corporate structure in any manner which might make any financing statement or continuation statement filed by it pursuant to the transactions contemplated hereby seriously misleading within the meaning of 9-402(7) of any applicable enactment of the UCC.

                  (h) Annual Certificate. It will deliver to Finco, the Collateral Agent and the Program Manager concurrently with the delivery of its annual financial statements delivered pursuant to subsection (l) of this Section 4.3, a Certificate of a Responsible Officer dated as of a date during the 90-day period following the end of the immediately preceding fiscal year, either (i) stating that such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of financing statements, continuation statements or other instructions or documents as is necessary to preserve and protect the interest of Finco in and to the Purchased Contracts and Vehicles and reciting the details of such action or referring to opinions of counsel in which such details are given and stating what action is required to be taken in the subsequent 13-month period to preserve and protect such interest or (ii) stating that no such action is necessary to preserve and protect such interest.

                  (i) Credit and Collection Policy. It will (i) at all times comply with its Credit and Collection Policy, including, but not limited to, its customary practices with respect to granting rebates and discounts and (ii) not change the terms of the contracts and agreements relating to the Contracts (including, without limitation, the terms of sale or the interest rate charged to any Obligor under any Contract), its normal policies and procedures with respect to the servicing thereof (including, without limitation, the amount and timing of finance charges, fees and write-offs) or its Credit and Collection Policy, except with the prior written consent of CapMAC or as required by any Requirement of Law (in which case the Servicer shall give CapMAC and the Program Manager immediate written notice of such Requirement of Law).

                  (j) Collections. If it receives Collections, it agrees to hold such Collections in trust for the benefit of Finco and any such Collections received in the Lock-Boxes shall be transferred to the Clearing Account on the same Business Day and any Collections received in any other manner shall be transferred to the Clearing Account on the next Business Day after receipt. Collections shall be transferred from the Clearing Account to the Collection Account on the next Business Day after deposit into the Clearing Account.

                  (k) Obligations Under the Contracts and Dealer Assignments. It will duly fulfill all obligations on its part to be fulfilled under or in connection with each Contract and Dealer Assignment and will do nothing (except as may be permitted by Section 4.5 hereof) to impair the rights of Finco in the Purchased Contracts. It agrees that, for the benefit of Finco, it will continue to make and pursue claims on the Contracts sold by it hereunder to the extent that any law, regulation or contractual provision requires that it directly make and pursue such claims, for the benefit of Finco; provided that the Seller agrees that it is making and pursuing such claims for the benefit of Finco and its assignees, and that any funds received by the Seller based on such claims will be transferred to the Clearing Account within one Business Day of being received and will thereafter be transferred to the Collection Account on the next Business Day after deposit into the Clearing Account.

                  (l) Financial Statements. It will furnish to Finco (with a copy to the Program Manager):

                  (i) as soon as available, but in any event within 90 days after the end of each fiscal year, a copy of its consolidated balance sheets as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by PricewaterhouseCoopers or other independent certified public accountants of nationally recognized standing;

                  (ii) as soon as available, but in any event not later than 90 days after the end of each of its fiscal years, a copy of its unaudited consolidating balance sheets as at the end of such year and the related consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all respects;

                  (iii) as soon as available, but in any event not later than 45 days (or 90 days with respect to the fourth quarter) after the end of each quarterly period of each of its fiscal years, a copy of its unaudited consolidated and consolidating balance sheets, as at the end of such quarter and the related unaudited statements of income and retained earnings and of consolidated cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the projected budget amounts for such period and the figures for the previous year, certified by a Responsible Officer as being fairly stated in all respects when considered in relation to its financial statements (subject to normal year-end audit adjustments); and

                  (iv) as soon as available, but in any event not later than 30 days after the end of each month of each of its fiscal years, a copy of its unaudited consolidated balance sheets, as at the end of such period and the related unaudited statements of income and retained earnings and of cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the projected budget amounts for such period and the figures for the previous year, certified by a Responsible

         Officer as being fairly stated in all respects when considered in relation to its financial statements (subject to normal year-end audit adjustments);

         all such financial statements to be complete and correct in all respects and to be prepared in detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods; provided, however, that the unaudited financial statements referred to in clause (iii) and (iv) above need not contain footnotes required under GAAP.

                  (m) Certificates; Other Information. It will furnish to Finco, with a copy to the Program Manager:

                  (i) concurrently with the delivery of the financial statements referred to in clause (i) of paragraph (l) a certificate of its independent certified public accountants reporting on such financial statements stating that in making its normal examination for purposes of its annual audit no knowledge was obtained of any Wind-Down Event or Unmatured Wind-Down Event, except as specified in such certificate;

                  (ii) concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) of paragraph (l) a certificate of a Responsible Officer stating that during such period it has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Operative Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Unmatured Wind-Down Event or Wind-Down Event except as specified in such certificate; such certificate shall set forth the details of each Unmatured Wind-Down Event and Wind-Down Event and the action which it has taken and proposes to take with respect thereto;

                  (iii) no later than December 15th of each year, projections by it of its operating budget and cash flow budget on a monthly basis for the next fiscal year, certified by a Responsible Officer as being prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of conditions existing at the time of delivery thereof and represented, at the time of delivery, as its best estimate of its future financial performance;

                  (iv) within five Business Days after the same are sent, made or filed, copies of all financial statements and reports which it may send to, make to, or file with, the Securities and Exchange Commission or any state securities commission and any financial statements and reports which it may send to, make to, or file with, any other Governmental Authority; and

                  (v) promptly, such additional financial and other information as Finco may from time to time reasonably request.

                  (n) Delivery of Other Reports. It will furnish, or instruct the Servicer to furnish any other reports required to be delivered pursuant to this Agreement and the other Operative Documents.

                  (o) Annual Certificate. Concurrently with the delivery of its financial statements with respect to each fiscal year required to be delivered pursuant to clauses (i) and (ii) of paragraph (l), it will furnish to Finco and the Program Manager, a certificate of a Responsible Officer to the effect that the facts upon which counsel to the Seller relied in giving its legal opinion on the Closing Date, to the effect that the Seller and Finco would not be substantively consolidated for purposes of the Bankruptcy Code of 1978, as amended, have not changed.

                  (p) Insurance.

                  (i) It will maintain, or cause to be maintained on its behalf, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business and furnish to Finco (with a copy to the Program Manager), at least annually, and otherwise upon written request, full information as to the insurance carried. All such insurance policies relating to any Collateral shall name Finco and the Program Manager as additional insureds and loss payees, as applicable, and shall provide that Finco and the Program Manager receive at least 30 days' prior written notice of the cancellation thereof.

                  (ii) It will require each Obligor to obtain physical damage insurance covering the Vehicle as of the execution of the related Purchased Contract. It will monitor such physical damage insurance with respect to each Purchased Contract. It will maintain in full force and effect the Blanket Policy. It will immediately deposit to the Collection Account all amounts received by it in respect of or as proceeds of any Insurance Policy.

                  (q) Merger or Consolidation. It shall not be a party to any merger, consolidation, or other corporate transaction pursuant to which the surviving entity or corporate successor is (i) not Onyx Acceptance Corporation, or (ii) not rated at least investment grade by the Rating Agencies, unless CapMAC shall have otherwise consented in writing.

                  (r) Merrill Repurchase Facility. It will furnish to Finco, with a copy to the Program Manager, concurrently with the delivery thereof to Merrill Lynch, (1) a copy of all documents executed in connection with the Merrill Repurchase Facility, (2) a copy of each monthly servicer report delivered in connection with the Merrill Repurchase Facility, and (3) copies of all amendments, waivers or other modifications to any documents executed in connection with such facility.

                  Section 4.4. Covenants of Servicer. The Servicer covenants and agrees with Finco and the Program Manager that so long as this Agreement shall remain in effect:

                  (a) Corporate Existence. It will preserve and maintain its existence as a corporation in good standing under the laws of the state of its incorporation and in every jurisdiction where the failure to maintain such existence or good standing could adversely affect the rights and interests of Finco or the Program Manager hereunder, or its ability to perform its obligations hereunder.

                  (b) Preservation of Electronic Ledger. It will, at its own cost and expense, (i) retain the electronic ledger used by it as a master record of the Purchased Contracts and copies of all documents relating to each Purchased Contract as custodian for Finco, the Program Manager, the Collateral Agent and other Persons with interests in the Purchased Contracts, (ii) mark such electronic ledger to the effect that the Purchased Contracts have been transferred and assigned to Finco and are subject to a security interest in favor of the Collateral Agent, (iii) arrange for and maintain for the term of this Agreement an appropriate off-site location for the storage of duplicate or back-up tapes containing the master record of the Purchased Contracts and deliver or cause to be delivered on at least a weekly basis to such site, such duplicate or back-up tapes, (iv) provide or arrange for irrevocable access by the Program Manager and Finco to the off-site storage facility maintained by the Servicer pursuant to subsection 4.4(b)(iii) hereof and (v) deliver duplicate or back-up tapes containing the master record of the Purchased Contracts to the Program Manager upon request by the Program Manager.

                  (c) Notices, etc. It will advise Finco and the Program Manager promptly, in reasonable detail, (i) of any Lien asserted or claim made against any of the Purchased Contracts of which it obtains knowledge, (ii) of the occurrence of any breach by it of any of its representations, warranties and covenants contained herein and (iii) of the occurrence of any other event, which could have a material adverse effect on its business, properties or financial or other condition or on the Program or on its ability to perform its obligations hereunder.

                  (d) Right of Inspection. It will permit each of Finco and the Program Manager, and their representatives, at all times to have full and free access, during normal business hours, to all of its books, correspondence and records insofar as they relate to the Contracts, the Vehicles or the Files, and Finco and the Program Manager, and their representatives may examine the same, take extracts therefrom and make photocopies thereof, and it agrees to render to Finco and the Program Manager, or their representatives, at its sole cost and expense such clerical and other assistance as may be reasonably requested with regard thereto.

                  (e) Delivery of Notices, Etc. It will deliver or cause to be delivered to Finco, Triple-A One, the Program Manager and the Collateral Agent, as the case may be, such notices, documents, reports, certificates and other documents (i) required to be delivered by it pursuant to the Operative Documents and (ii) as may be reasonably requested by the Program Manager from time to time.

                  (f) Merger or Consolidation. It shall not be a party to any merger, consolidation, or other corporate transaction pursuant to which the surviving entity or corporate successor is (i) not Onyx Acceptance Corporation, or (ii) not rated at least investment grade by the Rating Agencies, unless CapMAC shall have otherwise consented in writing.

                  (g) FDI Service Agreement. It will maintain the FDI Service Agreement or a similar agreement with a service provider acceptable to the Program Manager and the Collateral Agent in full force and effect at all times. It shall perform its obligations under the FDI Service Agreement and the Agreement Regarding the Use of FDI's Services for the benefit of the Program Manager and the Collateral Agent, including, without limitation, the payment of all fees and expenses thereunder. It shall not amend, terminate or otherwise modify the FDI Service Agreement without the written consent of the Program Manager and the Collateral Agent, which shall not be unreasonably withheld.

                  Section 4.5. Repurchase of Ineligible Contracts. On each Business Day, the Seller will notify the Servicer and Finco of the aggregate Outstanding Balances of Purchased Contracts, if any, that are determined to be Ineligible Contracts as of the preceding Business Day. The Seller shall repurchase such Ineligible Contracts on the next Determination Date (a "Repurchase Date") by depositing in the Collection Account the Purchase Price originally paid by Finco with respect to such Ineligible Contract, plus an amount equal to the amount of interest (calculated at the rate of interest per annum as set forth in such Ineligible Contract) that accrued on such Ineligible Contract from and including the Purchase Date related to such Ineligible Contract to, but excluding, the Repurchase Date, less an amount equal to the amount of Collections received by Finco and deposited to the Collection Account with respect to such Ineligible Contract to, but excluding the Repurchase Date. On such Repurchase Date upon the payment in full in cash of the Repurchase Price by the Seller, Finco shall automatically and without further action (other than the execution and filing of applicable UCC Financing Statements in connection with the reconveyance of such Ineligible Contract) be deemed to transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of Finco in and to such Ineligible Contracts, all monies due or to become due with respect thereto, and all proceeds thereof.

                  Section 4.6. Financial Covenants of Seller. The Seller covenants and agrees with Finco that so long as this Agreement shall remain in effect:

                  (a) Ratio of Net Worth to Total Assets. The ratio of Net Worth to Total Assets shall be at least 15% as of the end of each fiscal quarter.

                  (b) Minimum Adjusted EBITDA Coverage. The minimum Adjusted EBITDA Coverage shall be greater than 1.5 as of the end or each fiscal quarter.

                  (c) Ratio of Securitization Assets to Adjusted Tangible Net Worth. The ratio of Securitization Assets to Adjusted Tangible Net Worth shall not be greater than 3:1 as of the end of each fiscal quarter.

                  (d) Minimum Cash Balance. The Minimum Cash Balance shall be an amount equal to not less than $ 1,000,000 as of the last day of each calendar month.

As used in this Section the following terms shall have the following meanings:

                  "Adjusted EBITDA Coverage": The sum of: (1) pre-tax income,
(2) interest expense, (3) amortization of excess servicing asset and (4) other amortization and depreciation, less any gain on sale recognized according to FASB 125, divided by interest expense, each of the above listed items as they appear in the consolidated financial statements of Onyx prepared in accordance with GAAP.

                  "Adjusted Tangible Net Worth": The sum of (i) Net Worth and
(ii) Subordinated Debt; provided, however, that Subordinated Debt shall not exceed 20% of Net Worth.

                  "Minimum Cash Balance": (a) As of the last day of each calendar month (other than March, June, September and December), the aggregate amount of cash on hand or on deposit in banks with respect to Onyx and its Subsidiaries and (b) as of the last day of each calendar quarter, cash and cash equivalents as it appears in the consolidated financial statements of Onyx and its Subsidiaries prepared in accordance with GAAP (and filed with the SEC on Form 10-Q and 10-K.

                  "Net Worth": The amount equal to Total Assets minus Total Liabilities of Onyx and its Subsidiaries on a consolidated basis calculated in accordance with GAAP minus any intangible assets including inter alia, good will, franchises and intellectual property.

                  "Securitization Assets": The sum of: (1) trust receivables and
(2) excess servicing (retained interest in securitized assets net of amortization), each of the above listed items as they appear in the consolidated financial statements of Onyx and its Subsidiaries prepared in accordance with GAAP.

                  "Subordinated Debt": The total subordinated debt and non-common equity (i.e. preferred stock) of Onyx and its Subsidiaries on a consolidated basis having maturities of 3 years or more (pre-amortization).

                  "Total Assets": All assets which in accordance with GAAP would be included in determining total assets as shown on the assets side of the consolidated balance sheet of Onyx and its Subsidiaries.

                  "Total Liabilities": All liabilities which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of the consolidated balance sheet of Onyx and its Subsidiaries.

                  Section 4.7. Representations and Warranties of Finco. Finco represents and warrants to the Seller and the Program Manager that, as of the date hereof and as of each Purchase Date:

                  (a) Corporate Existence. Finco is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and is duly qualified to do business, and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified.

                  (b) Corporate Power; Authorization; Non-Contravention. The execution, delivery and performance by Finco of this Agreement and all other agreements, instruments and documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, are within Finco's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) Finco's charter or by-laws, (ii) any Requirement of Law applicable to Finco or (iii) any Contractual Obligation, and do not result in or require the creation of any Lien upon or with respect to any of its properties (other than as contemplated hereunder and under the terms and conditions of the Operative Documents). This Agreement has been duly executed and delivered on behalf of Finco.

                  (c) Enforceable Obligation. This Agreement is the legal, valid and binding obligation of Finco enforceable against Finco in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                                    ARTICLE V

                        SELLER NOTE AND SUBORDINATED NOTE


                  Section 5.1. Seller Note (a) On the Closing Date, Finco shall issue to the Seller the seller note substantially in the form of Exhibit A (the "Seller Note"). The principal amount of the Seller Note shall be calculated pursuant to the Daily Report and, on any day, shall be equal to the Seller Interest on such day. The Seller Note shall (x) be dated the Closing Date, and
(y) be stated to mature on the Scheduled Maturity Date. Interest on the principal amount of the Seller Note shall accrue and be payable on each Determination Date, as provided in the Triple-A One Security Agreement, at a rate per annum equal to the Seller Note Interest Rate. Accrued but unpaid interest on Seller Note shall not be capitalized. The principal amount of the Seller Note shall not be increased after the Commitment Termination Date.

                  (a) Seller agrees and confirms that the Seller Note represents solely an obligation of Finco to make certain payments from funds available under the Triple-A One Security Agreement and only to the extent, in the manner and at the times set forth in the Triple-A One Security Agreement, and that the Seller Note does not represent an interest in, and is not secured by, the Purchased Contracts, the proceeds thereof or any other Collateral.

                  (b) Finco may at any time and from time to time prepay the Seller Note, in whole or in part, without premium or penalty.

                  Section 5.2. Restrictions on Transfer of Seller Note. Neither the Seller Note nor any right of the Seller to receive any payment thereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed except with the prior written consent of the Program Manager, which consent shall not be unreasonably withheld or delayed.

                  Section 5.3. Subordinated Note. (a) on the Closing Date,
Finco shall issue to the Seller the subordinated note substantially in the form of Exhibit B (the "Subordinated Note"). The principal amount of the Subordinated Note shall be calculated pursuant to the Daily Report and, on any day, shall be equal to the Subordinated Interest on such day; provided, however, that the principal amount of the Subordinated Note shall be fixed on and not be recalculated after the Commitment Termination Date; provided, further, that in no event shall the principal amount of the Subordinated Note calculated pursuant to the Daily Report at any time exceed the Required Overcollateralization Amount.

                  (a) Interest on the principal amount of the Subordinated Note shall accrue at a rate set forth in the Subordinated Note. Principal and interest payments on the Subordinated Note may be made to the extent permitted by the Triple-A One Security Agreement. Principal amounts outstanding on the Subordinated Note shall increase concurrently with the payment of the Purchase Price pursuant to the terms of Section 2.3(a)(ii), 2.3(a)(iii) and 2.3(b) hereof. Principal payments on the Subordinated Note shall become payable only upon the release of Collateral by the Collateral Agent pursuant to Section 23(b) of the Triple-A One Security

Agreement. Except to the extent permitted by the Triple-A One Security Agreement, the Seller agrees not to ask, demand, sue for or take or receive from Finco in cash or other property, by set-off or in any other manner, (including, without limitation, from or by way of the Collateral), payment of all or any part of the Subordinated Note.

                  (b) The Seller agrees upon any distribution of all or any of the assets of Finco to creditors of Finco upon the dissolution, winding up, total or partial liquidation, arrangement, reorganization, adjustment, protection, relief, or composition of Finco or its debts, any payment or distribution of any kind (including, without limitation, cash, property, securities and any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of Finco being subordinated to the payment of the Subordinated Note) in respect of the Subordinated Note that otherwise would be payable or deliverable upon or with respect to the Subordinated Note, directly or indirectly, by set-off or in any other manner, including, without limitation, from or by way of the Collateral, shall be paid or delivered directly to the Collateral Agent for application (in the case of cash) to or as Collateral (in the case of non-cash property or securities) for the payment or prepayment in full of, the Obligations (other than the Subordinated Note) until the Obligations shall have been indefeasibly paid in full in cash. The Collateral Agent is irrevocably authorized and empowered (in its own name or in the name of the Seller or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Note and enforcing any security interest or other lien securing payment of the Subordinated Note) as the Collateral Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interest of Triple-A One. The Seller shall duly and promptly take such action as the Collateral Agent may request to (i) collect the Subordinated Note for the account of Triple-A One and to file appropriate claims or proofs of claim in respect of the Subordinated Note, (ii) execute and deliver to the Collateral Agent such powers of attorney, assignments or other instruments as the Collateral Agent may request in order to enable the Collateral Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Note, (iii) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Note.

                  (c) All payments or distributions upon or with respect to the Subordinated Note that are received by the Seller contrary to the provisions of the Operative Documents shall be received in trust for the benefit of Triple-A One, shall be segregated from other funds and property held by Seller and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as Collateral (in the case of non-cash property or securities) for the payment or prepayment in full of, the Obligations (other than the Subordinated Note) until the Obligations shall have been indefeasibly paid in full in cash. The Seller agrees that no payment or distribution to Triple-A One pursuant to the provisions of the Subordinated Note shall entitle the Seller to exercise any rights of subrogation in respect thereof against Finco until the Obligations (other than the Subordinated Note) and all principal and interest under the Seller Note shall have been indefeasibly paid in full in cash. The Seller and Finco hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and any requirement that the Collateral Agent protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against Finco or any other Person or any Collateral.

                  (d) The Subordinated Note is secured by the Collateral pursuant to the Subordinated Security Agreement, subject to the prior lien of the Collateral Agent under the Triple-A One Security Agreement. No payments may be received, directly or indirectly, by the Seller (and if received, the Seller agrees to return such payments to Finco) on the Subordinated Note unless Finco has paid all amounts required pursuant to the Triple-A One Security Agreement to be paid prior to any payments in respect of the Subordinated Note.

                  (e) The Seller agrees and confirms that the Collateral Agent shall not have any duty whatsoever to the Seller as holder of the Subordinated Note and that the Collateral Agent shall not be liable to the Seller for any action taken or omitted to be taken with respect to the Subordinated Note.

                  (f) Prior to the indefeasible payment in full in cash of the other Obligations, the Seller will not seek to collect any amounts owing under the Subordinated Note in any manner or exercise or enforce any of its rights under the Subordinated Security Agreement.

                  (g) The Seller and Finco further agree that at no time hereafter will any part of the indebtedness represented by the Subordinated Note be represented by any negotiable instruments or other writings except the Subordinated Note.

                  (h) The Seller and Finco waive notice of and consent to the creation of the Triple-A One Loans and any of the other Obligations, any extensions granted or other action taken by Triple-A One, the Surety Provider, the Program Manager, the Collateral Agent or the Bank Collateral Agent with respect thereto, the taking or releasing of Collateral or any obligors or guarantors for the payment thereof, and the releasing of the Seller or any other subordinated creditors. No failure or delay by Triple-A One, the Surety Provider, the Program Manager, the Collateral Agent or the Bank Collateral Agent to exercise any right granted herein, or in any other agreement or by law shall constitute a waiver of such right or of any other right.

                  (i) Finco and the Seller agree to execute and deliver to Triple-A One, the Surety Provider, the Program Manager, the Collateral Agent and the Bank Collateral Agent such additional documents and to take such further actions as Triple-A One, the Surety Provider, the Program Manager, the Collateral Agent or the Bank Collateral Agent may hereafter require.

                  (j) The terms of the Subordinated Note and the subordination effected hereby, and the rights of Triple-A One, the Surety Provider, the Program Manager, the Collateral Agent and the Bank Collateral Agent and the obligations of the Seller and Finco arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by (a) any amendment or modification of or supplement to any provision of the Operative Documents or any instrument or document executed or delivered pursuant thereto or in connection with the transactions contemplated thereby; (b) the validity or enforceability of any of such documents; (c) any exercise or non-exercise of any right, power or remedy under or in respect of the other Obligations or any instruments or documents related thereto or arising at law; or (d) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect of the other Obligations or any of the instruments or documents related thereto.

                  Section 5.4. Restrictions on Transfer of Subordinated Note. Neither the Subordinated Note nor any right of the Seller to receive any payment thereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed; provided, however, that the Seller may pledge or otherwise transfer the Subordinated Note with the prior written consent of the Program Manager, which consent shall not be unreasonably withheld or delayed; provided, further, that any pledgee of the Subordinated Note shall be bound by all of the terms applicable to the Subordinated Note set forth in the Operative Documents.


                                   ARTICLE VI

                            TERMINATION OF COMMITMENT

                  Section 6.1. Termination. (a) Subject to the payment of any and all fees required to be paid pursuant to the Fee Letter Agreement, the Seller may terminate the Triple-A One Commitment at any time by giving ten Business Days prior written notice to Finco and the Program Manager provided, however, that such termination shall not become effective until five Business Days after all of the Commercial Paper has matured and has been paid in full in cash.

                  (a) The Triple-A One Commitment shall terminate on the Commitment Termination Date.

                  Section 6.2. Remedies. (a) On the Commitment Termination Date, all purchases by, and sales to, Finco of Contracts hereunder shall immediately cease.

                  (a) On and after the Commitment Termination Date, Finco shall have, in addition to all other rights under this Agreement, all rights and remedies provided under any applicable law.

                  (b) On and after the Commitment Termination Date, Finco shall continue to maintain its interest in all Purchased Contracts created prior to such date and all amounts received as payments on Purchased Contracts will continue to be paid to Finco.


                                   ARTICLE VII

                INDEMNIFICATION, ADDITIONAL COSTS AND INSPECTION

                  Section 7.1. Indemnities. (a) Without limiting any other rights that Finco may have hereunder or under applicable law, the Seller hereby agrees to indemnify Finco and its directors, employees, officers and successors and assigns (collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities and related costs and expenses, including all attorneys' fees and disbursements (all of the foregoing being collectively referred to as the "Indemnified Amounts"), awarded against or incurred by any of them arising out of or as a result of this Agreement, the Operative Documents or Finco's ownership of any

Purchased Contracts, excluding, however, recourse (except as otherwise specifically provided in this Agreement) for uncollectible Purchased Contracts. Without limiting the generality of the foregoing, the Seller shall indemnify the Indemnified Parties for all Indemnified Amounts relating to or resulting from:

                  (i) the transfer of an ownership interest in any Contract other than an Eligible Contract;

                  (ii) reliance on any representation or warranty made by the Seller (or any of its Responsible Officers) or the Servicer (or any of its Responsible Officers), if the Seller or any Affiliate of the Seller is acting as the Servicer, under or in connection with the Operative Documents, and any information or report delivered by the Seller pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                  (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Purchased Contract or the nonconformity of any Purchased Contract with any such applicable law, rule or regulation;

                  (iv) the failure to vest and maintain vested in Finco or to transfer to Finco, legal and equitable title to and ownership of, an ownership interest in the Contracts that are, or are intended to be, Purchased Contracts, together with all proceeds thereof, including, without limitation, all Collections and other items that constitute proceeds, free and clear of any Lien whether existing at the time of the Purchase of such Contract or at any time thereafter;

                  (v) the failure to file, in a timely manner, financing statements or other similar instruments or documents required under the UCC in effect in the state in which the Seller's principal place of business is located or the location of the Collateral as required under such law or other applicable laws with respect to any Contracts sold to Finco, whether at the time of any Purchase or at any subsequent time;

                  (vi) any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever under any Purchased Contract, arising out of a breach by the Seller of any obligation under such Purchased Contract or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of any other Person from the Seller (it being understood that all such obligations of the Seller shall be and remain enforceable against and only against the Seller and shall not be enforceable against Finco);

                  (vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement;

                  (viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Purchased Contract or any Vehicle;

                  (ix) the failure by the Seller to pay when due any taxes payable by it, including without limitation, franchise taxes and sales, excise or personal property taxes payable in connection with the Contracts;

                  (x) the failure by the Seller or the Servicer (if the Servicer is the Seller or an Affiliate of the Seller) to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction;

                  (xi) the commingling of Collections at any time with other funds;

                  (xii) the failure of any Lock-Box Bank or the Clearing Account Bank to remit any amounts held in its Lock-Box or in the Clearing Account as the case may be pursuant to the instructions of the Servicer or the Collateral Agent, whether by reason of the exercise of setoff rights or otherwise; and

                  (xiii) any repayment by Finco which is required by law, or which Finco, Triple-A One or the Collateral Agent believes in good faith is required by law (as a preference or otherwise) of an amount that previously caused a reduction in principal amount of the Seller Note and any interest thereon required or believed in good faith by Finco, Triple-A One or the Collateral Agent to be required.

Notwithstanding the foregoing, Finco hereby agrees that under no circumstances shall the Seller be liable for, or required to pay any Indemnified Amount, other than as set forth in Section 4.5, resulting from, (i) the credit risk of an Obligor, or for which payment therefor would otherwise constitute recourse to the Seller for an uncollectible Contract or Contracts or (ii) gross negligence or willful misconduct on the part of the Indemnified Party to which such Indemnified Amount would otherwise be due.

                  (b) Any Indemnified Amount due hereunder shall be payable on demand.

                  Section 7.2. Rights of Inspection. Finco and its representatives and assigns, including without limitation the Program Manager and the Surety Provider shall at all times have full and free access during normal business hours (a) to the Seller's officers and independent accountants in order to discuss the affairs, finances and accounts of the Seller insofar as they relate to the Contracts, the Files and/or the Vehicles and the transactions contemplated hereby and (b) to all the books, correspondence and records of the Seller insofar as they relate to the Contracts, the Files and/or the Vehicles and the transactions contemplated hereby, and Finco and its representatives and assigns, including without limitation the Program Manager and the Surety Provider may examine the same, take extracts therefrom and make photocopies thereof, and the Seller agrees to render to Finco, and its representatives and assigns, including without limitation the Program Manager and the Surety Provider, at the Seller's sole cost and expense, such clerical and other assistance as may be requested with regard thereto.

                                  ARTICLE VIII

                                  THE SERVICER

                  Section 8.1. Appointment of Servicer. Finco hereby appoints the Seller to act as servicer of the Purchased Contracts in the name of and on behalf of Finco in accordance with the provisions hereof and the Seller hereby accepts such appointment. The Servicer shall use reasonable care in performing its duties as servicer hereunder and, without limiting the foregoing, shall service the Purchased Contracts in accordance with the Credit and Collection Policy, attached hereto as Schedule 8.1.

                  Section 8.2. Collections. (a) On each Business Day, all Collections received in any Lock-Box shall be transferred to the Clearing Account on such Business Day. All Collections received by the Servicer in any other manner shall be transferred to the Clearing Account on the next Business Day following receipt and until so transferred, the Servicer shall hold such cash and other items in trust for the benefit of Finco. All Collections in the Clearing Account shall be transferred to the Collection Account on the next Business Day after such Collections are transferred into the Clearing Account.

                  (a) The Servicer will, at the Servicer's cost and expense and as agent in the name of and on behalf of Finco, but subject at any time to the right of Finco to direct and control, endeavor to collect, as and when the same becomes due, all amounts owing on each Purchased Contract. In the event of default by an Obligor under any Purchased Contract, the Servicer shall have the power and authority, on behalf of Finco, to take such action in respect of such Purchased Contract and the Vehicle related thereto as the Servicer, in the absence of contrary instructions from Finco, may deem advisable, including the power to sell such Purchased Contract. In the enforcement or collection of any Purchased Contract, the Servicer shall be entitled to sue thereon in its own name or as agent for Finco, in either case, for the account of Finco.

                  (b) In the event the Servicer accepts in payment of any Purchased Contract the taking of repossession of the Vehicle, the Servicer agrees to use its reasonable efforts to resell such Vehicle for the account of Finco and shall remit to Finco the gross sale proceeds thereof, net of any costs incurred by any Person with respect to any such repossession and resale. Finco shall have no obligation to take any action or commence any proceedings to realize upon any Purchased Contract or to enforce any of its rights or remedies with respect thereto. Any moneys collected by the Servicer pursuant to this subsection shall be segregated by the Servicer, held in trust by the Servicer for Finco and shall be remitted to the Collection Account on the Business Day of receipt thereof by the Servicer.

                  Section 8.3. Maintenance of Records; Quarterly and Annual Reports. (a) The books of account and other records pertaining to the Purchased Contracts are the property of Finco. Finco agrees that the Servicer shall hold such records as Finco's agent. The Servicer shall maintain all books of account and other records pertaining to the Purchased

Contracts in such form as will enable Finco or the Program Manager or their designees to determine at any time the status of the Purchased Contracts. The Servicer will permit Finco or the Program Manager and any Person designated by Finco or the Program Manager, during regular business hours, to inspect, audit, check and make abstracts from all books, accounts, records, or other papers pertaining to such Purchased Contracts. From time to time, at the request of Finco or the Program Manager, the Servicer, at its own expense, will deliver to Finco and the Program Manager and any Person designated by Finco or the Program Manager any records and invoices pertaining to the Purchased Contracts and evidence thereof as Finco or the Program Manager or such designee may deem necessary to enable it to enforce its rights thereunder. In addition, at the request of Finco or the Program Manager after delivery of a Servicer Termination Notice, the Servicer will deliver all such records and invoices pertaining thereto (including bills of lading) and other evidence thereof to any Person selected by the Program Manager. Whether or not any such item is the property of Finco, each computer record, invoice, ledger card, account record or other evidence of, or record relating to, the Purchased Contracts maintained at the office of the Servicer or the office of Seller, if requested by Finco or the Program Manager, will be marked as the Program Manager may direct. Upon request of the Program Manager, the Servicer will segregate from all other Contracts then owned or being serviced by the Servicer all documents relating to the Purchased Contracts and will hold in trust (if such document is not owned by Finco) and safely keep such documents in separate filing cabinets or other suitable containers marked to show Finco's interest with such legend as shall be specified by the Program Manager and maintained in such place or places as shall be designated by the Program Manager.

                  (a) The Servicer will deliver to Finco and the Program Manager and any Person designated by the Program Manager, within 45 days after the end of each fiscal quarter of the Servicer, a certificate of a Responsible Officer of the Servicer stating that (a) a review of the activities of the Servicer during the preceding fiscal quarter and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period (including its obligations to prepare and deliver each Investor Report, Daily Report and Monthly Report) in compliance with the terms of this Agreement, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) The Servicer, at its expense, will cause a firm of independent public accountants satisfactory to the Program Manager to furnish a report (the "Annual Report") to Finco and the Program Manager and any Person designated by the Program Manager, on or before March 31st of each year, beginning on March 31, 1995, stating that such firm has examined certain documents and records relating to the servicing of the Contracts during the preceding fiscal year and that such examination, which has been conducted substantially in accordance with audit guides or audit programs generally recognized to be applicable to audits of receivables similar to the Contracts, has disclosed no items of noncompliance with the provisions of this Agreement throughout such period which, in the opinion of such firm, are material, except for such items of non-compliance as shall be set forth in such report.

                  Section 8.4. Servicing Fee. On each Determination Date, to the extent provided for in the Triple-A One Security Agreement, as full compensation for its servicing activities hereunder, the Servicer shall be entitled to receive the Servicing Fee.

                  Section 8.5. Resignation; Sub-Contracting. (a) The obligation of the Servicer to service the Purchased Contracts is personal to the Servicer and the parties recognize that another Person may not be qualified to perform such obligations. Accordingly, the Servicer's obligation to service the Purchased Contracts hereunder shall be specifically enforceable and shall be absolute and unconditional in all circumstances, including, without limitation, after the occurrence and during the continuation of any Servicer Termination Event hereunder; provided, however, that a Successor Servicer may be appointed pursuant to Section 8.12 hereof.

                  (a) The Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer except upon determination that (i) the performance of its duties hereunder is no longer permissible under any applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under any such applicable law. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to Finco and the Program Manager. Except to the extent inconsistent with any such applicable law, no such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.12 hereof.

                  (b) If the performance of its duties hereunder is no longer permissible under applicable law or the cost of such performance is such that its continuation as Servicer is not warranted as a financial matter, the Servicer may, with the prior written consent of the Program Manager, subcontract with any other Person to service, administer or collect the Purchased Contracts, provided that the Person with whom the Servicer so subcontracts shall not become the Servicer hereunder and the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof.

                  Section 8.6. Termination. The Servicer's obligations under this Agreement shall terminate upon the termination of the Triple-A One Credit Agreement; provided, however, that the Servicer shall continue to be obligated to do all things necessary to apply Collections on the Purchased Contracts that it receives after such termination in the manner provided in this Agreement and to perform its obligations hereunder with respect thereto. Upon termination of this Agreement all authority and power granted to the Servicer under this Agreement shall pass to and be vested in Finco. The Servicer shall transfer (i) its electronic records relating to the Purchased Contracts to Finco in such electronic form as Finco may reasonably request, (ii) all other records, correspondence and documents to Finco in the manner and at such times as Finco may reasonably request, (iii) at Finco's expense, upon the request of Finco, notify all Obligors that the Servicer is no longer the Servicer, (iv) at Finco's expense, take all such further action as Finco shall reasonably request to effect the termination of the rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to Finco of all authority of the Servicer to (A) service Purchased Contracts as provided hereunder, and
(B)
receive Collections which shall on the date of such termination be held by the Servicer for deposit or which shall thereafter be received with respect to any Purchased Contract.

                  Section 8.7. Delivery of Investor Report. On each Determination Date, the Servicer shall deliver to Finco and the Program Manager, no later than 9:00 A.M. (New York City time) on such Determination Date, a report, substantially in the form of Exhibit F (the "Investor Report"), together with a certificate, substantially in the form of Exhibit G (the "Servicer's Certificate"), covering the Determination Period immediately preceding such Determination Date.

                  Section 8.8. Daily Report. No later than 9:00 A.M. (New York City time) on each Payment Date, the Servicer shall deliver a report, substantially in the form of Exhibit H (the "Daily Report"), to Finco and the Program Manager, together with a Servicer's Certificate.

                  Section 8.9. Monthly Report. No later than 9:00 A.M. (New
York City time) on each Determination Date, the Servicer shall deliver a report, substantially in the form of Exhibit I (the "Monthly Report") to Finco and the Program Manager, together with a Servicer's Certificate, covering the Determination Period immediately preceding such Determination Date.

                  Section 8.10. Servicer Termination Events. If any of the following events (each a "Servicer Termination Event") shall have occurred and be continuing:

                  (a) the Servicer shall fail to make any payment, transfer or deposit required to be made hereunder within two Business Days of the date on which such payment, transfer or deposit is due to be made;

                  (b) the Servicer shall fail to give any notice within three Business Days after the same is required to be given hereunder;

                  (c) the Servicer shall fail to submit (i) an Investor Report or a Monthly Report within three Business Days of the day on which such report shall have been required to be submitted, (ii) a Daily Report within one Business Day of the day on which such report is required to be submitted or
(iii) an Annual Report within 10 days of the day on which such Annual Report shall have been required to be submitted;

                  (d) the Servicer shall fail to observe or perform any other covenant or agreement applicable to it contained herein and such failure shall remain unremedied for a period of 10 days;

                  (e) the Servicer shall enter a corporate transaction in breach of the covenant at Section 4.4(f) hereof;

                  (f) any representation, warranty, certification or statement made by the Servicer in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

                  (g) a Bankruptcy Event shall have occurred with respect to the Servicer;

                  (h) the Wind-Down Date shall have occurred;


then, the Program Manager may, in its discretion, terminate the Servicer by giving five Business Days notice thereof in writing to the Servicer and Seller which notice shall state the effective date of such termination (a "Servicer Termination Notice"). On and after the effective date stated in a Servicer Termination Notice, the Program Manager may, in its discretion, implement a Complete Servicing Transfer.

                  Section 8.11. Servicer Termination. (a) After the Program Manager gives the Servicer a Servicer Termination Notice, (i) prior to the appointment of a Successor Servicer pursuant to Section 8.12, the Program Manager may administer the administrative, servicing and collection functions of the Servicer in any manner it deems fit, (ii) the Program Manager shall, at any time thereafter, be entitled to notify the Obligors on any Purchased Contracts to make payment of amounts due thereunder directly to Finco or the Program Manager or as the Program Manager may direct and (iii) the Servicer shall, at its own expense, (A) if so requested by the Program Manager, endorse each instrument that is payable to the Servicer, if any, evidencing any Purchased Contract to the Program Manager in such manner as the Program Manager shall direct and (B) perform any and all acts and execute any and all documents as may be reasonably requested by the Program Manager in order to effect the purposes of this Agreement. After receipt by the Servicer of a Servicer Termination Notice, if the Program Manager does not elect to replace the Servicer with a Successor Servicer, the Program Manager shall have the right to appoint a firm of public accountants or any other Person the Program Manager may choose, to monitor the servicing of the Purchased Contracts by the Servicer and to furnish to Finco, at the expense of the Servicer, such letters, certificates or reports thereon as the Program Manager shall reasonably request. The Servicer shall cooperate with such firm in the subsequent monitoring of its servicing of the Purchased Contracts pursuant to this Agreement and any fees and expenses in connection therewith shall be paid by the Servicer.

                  (a) After receipt by the Servicer of a Servicer Termination Notice, if the Program Manager elects to appoint a Successor Servicer, then:

                           (i) On the date that a Successor Servicer shall have been appointed by the Program Manager pursuant to Section 8.12, all authority and power of the then Servicer under this Agreement shall pass to and be vested in such Successor Servicer, and, without limitation, the Program Manager is hereby authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and (upon the failure of the Servicer to cooperate) to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights.

                           (ii) The Servicer agrees to cooperate with the Program Manager and the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Purchased Contracts provided for under this Agreement, including, without limitation, all authority to receive Collections which shall on the date of transfer be held by the Servicer for deposit, or which shall thereafter be received with respect to the Purchased Contracts.

                           (iii) The Servicer shall promptly transfer duplicate, back-up, or original tapes, and all other electronic media constituting all of its electronic records relating to the Purchased Contracts and records relating to the Commercial Paper Notes to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Purchased Contracts in the manner and at such times as the Successor Servicer shall reasonably request.

                           (iv) At any time following the appointment of a Successor Servicer, such Successor Servicer shall be authorized to take any and all steps in the name of the previous Servicer and on behalf of the previous Servicer necessary or desirable, in the determination of such Successor Servicer, to collect all amounts due under any and all Purchased Contracts, including, without limitation endorsing the name of the previous Servicer on checks and other instruments representing Collections, and enforcing the Purchased Contracts.

                  Section 8.12. Appointment of Successor Servicer. (a) On and after the receipt by the Servicer of a Servicer Termination Notice, the Servicer shall continue to perform all servicing functions under this Agreement until the later of (i) the appointment of a Successor Servicer or (ii) the date specified in the Servicer Termination Notice or otherwise specified by the Program Manager in writing or, if no such date is specified in the Servicer Termination Notice, until a date mutually agreed upon by the Servicer and the Program Manager. The Program Manager shall (as promptly as possible after the giving of a Servicer Termination Notice) appoint a successor servicer (the "Successor Servicer") and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Program Manager.

                  (a) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of the Liquidity Agreement, if any are applicable. Any Successor Servicer shall make all representations and warranties that the Servicer makes hereunder.

                  (b) In connection with such appointment and assumption, the Program Manager may, subject to the provisions of the Triple-A One Security Agreement, make arrangements for the payment of the Servicing Fee to the Successor Servicer.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1. Notices, Etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by overnight courier service or by registered, certified or express mail, postage prepaid, return receipt requested, or by facsimile copy, or telegram (with messenger delivery specified in the case of a telegram) and shall be deemed to be delivered for purposes of this Agreement on (a) the second Business Day following the day on which such notice was placed in the custody of the U.S. Postal Service, (b) the next Business Day following the day on which such notice was placed in the custody of any overnight courier service, including express mail service or (c) the same Business Day on which such notice is sent by telegram, messenger or facsimile. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this subsection, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

         If to the Seller:            Onyx Acceptance Corporation
                                      8001 Irvine Center Drive
                                      Irvine, California 92618
                                      Attention: Executive Vice President
                                      Tel. No.: (949) 790-5600
                                      Telecopier No.: (949) 450-5530



         If to the Servicer:          Onyx Acceptance Corporation
                                      8001 Irvine Center Drive
                                      Irvine, California 92618
                                      Attention: Executive Vice President
                                      Tel. No.:  (949) 790-5600
                                      Telecopier No.:  (949) 450-5530

         If to Finco:                 Onyx Acceptance Financial Corporation
                                      8001 Irvine Center Drive
                                      Irvine, California 92618
                                      Attention: Chief Financial Officer
                                      Tel. No.: (949) 790-5600
                                      Telecopier No.: (949) 450-0338

         If to the
         Program Manager:             CapMAC Financial Services, Inc.
                                      885 Third Avenue
                                      New York, New York 10022
                                      Attention: Chief Underwriting Officer
                                      Tel. No.:  (212) 755-1155
                                      Telecopier No.: (212) 755-5462

                  A copy of any notice delivered to or required to be sent by the Seller or Servicer hereunder shall be sent by the Seller or the Servicer to the holder of the Subordinated Note.

                  Section 9.2. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Seller shall not assign any of its rights or obligations hereunder without the prior written consent of Finco and the Program Manager. Except as expressly permitted hereunder or in the Operative Documents, Finco shall not assign any of its rights or obligations hereunder without the prior written consent of the Program Manager.

                  Section 9.3. Confirmation of Intent; Security Interest. The parties hereto intend that the transfers to Finco by the Seller of Purchased Contracts, all monies due or to become due with respect thereto and all collateral security therefor, all proceeds of the foregoing, including, without limitation, all Recoveries, as provided for herein be treated under applicable state law and federal bankruptcy law, at all times and in each case, as absolute and complete sales by the Seller to Finco; provided, however, that if for any reason any such transfer is not considered a sale, the Seller hereby grants to Finco a security interest in all such transferor's right, title and interest in the Purchased Contracts and all other assets transferred to Finco pursuant to Sections 2.1(a) and 2.1(b) hereof, as collateral security for the repayment by the Seller of a loan in the amount of the aggregate Purchase Price paid to it.

                  Section 9.4. Payments. All payments made hereunder, except as provided for in Section 2.3(b) hereof, shall be made by 9:00 a.m. (New York City time) on the day provided for herein. Amounts not paid when due under this Agreement shall bear interest until paid in full at a rate equal at all times to the lesser of (a) the Default Rate and (b) the maximum rate permitted by applicable law, payable on demand. Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

                  Section 9.5. Rights to Enable Successor Servicing. For the purpose of enabling Finco or a Successor Servicer to perform the functions of servicing and collecting the Purchased Contracts upon a Complete Servicing Transfer, the Servicer shall on or prior to the Closing Date execute and deliver the On-Line Service Agreement, as set forth on Schedule 9.5. The Servicer hereby represents and warrants to Finco that such On-Line Service Agreement embodies all rights and properties necessary or appropriate for the servicing and collecting functions with respect to Purchased Contracts and hereby covenants that to the extent Finco or the Collateral Agent deem it necessary or appropriate, it will immediately transfer, assign and set over to Finco, the Collateral Agent or such party as the Collateral Agent shall designate any other rights or assets upon the occurrence of a Wind-Down Event to enable and ease successor servicing hereunder.

                  Section 9.6. Costs; Expenses and Taxes. In addition to the rights of indemnification granted pursuant to Section 7.1 hereof, the Seller agrees to pay on demand to Finco (a) all costs and expenses in connection with the development, preparation, execution, delivery and administration (including periodic auditing by Finco or its agents or representatives) of this Agreement, and the other Operative Documents, including, without limitation, the reasonable fees and expenses of counsel for any Indemnified Party with respect hereto and with respect to advising any such Indemnified Party as to their respective rights and remedies under this Agreement, and (b) all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement, and the other Operative Documents.

                  Section 9.7. Severability Clause. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

                  Section 9.8. Amendments; Governing Law; JURY TRIAL WAIVER. This Agreement and the rights (including those of the Program Manager and the Collateral Agent) and obligations of the parties hereunder (a) may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought and (b) shall be construed in accordance with and governed by the laws of the State of New York. No amendment shall be effective without prior written notice thereof to S&P and Moody's. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OF THE OTHER OPERATIVE DOCUMENTS) IN WHICH THEY SHALL BE ADVERSE PARTIES.

                  Section 9.9. No Recourse. Except as otherwise expressly provided in Section 4.5 and 7.1 of this Agreement, it is understood and agreed that the Seller shall not be liable for the payment of the principal of the Loans, or any Commercial Paper or for the payment of any business taxes or for any losses suffered by Finco in respect of ownership of the Purchased Contracts. The preceding sentence shall not relieve the Seller from any liability hereunder with respect to its representations, warranties, covenants and other payment and performance obligations herein described. The Seller is not making any representations or warranties regarding the collectibility of the Purchased Contracts or the future performance of the Obligors under the Purchased Contracts.

                  Section 9.10. Further Assurances. The Seller agrees to do such further acts and things and to execute and deliver to Finco such assignments, agreements, powers and instruments as may be necessary or desirable in order for Finco to carry into effect the purposes of this Agreement and the other Operative Documents or to better assure and confirm unto Finco its rights, powers and remedies hereunder and under the other Operative Documents, including, without limitation, to record, notify, obtain consents and file and to re-record, re-notify, re-obtain consents and re-file all such documents and instruments, at such time or times, in such manner and at such places, all as may be necessary to preserve and protect the position of the Seller or Finco, as the case may be, hereunder and under the other Operative Documents. This covenant shall survive the termination of this Agreement.

                  Section 9.11. Termination. This Agreement shall terminate on the later of (a) the date after the Commitment Termination Date of the payment in full of all amounts due hereunder and the performance of all obligations hereunder and (b) the date on which the Triple-A One Credit Agreement is terminated; provided, however, that all representations, warranties, remedies and indemnities of the Seller herein, and the agreements of the Seller made pursuant to Section 9.15 hereof shall survive the termination of this Agreement.

                  Section 9.12. Assignment to Program Manager. Finco hereby assigns to the Program Manager, all of its rights hereunder, including, without limitation, the rights of Finco under Section 6.2. The Seller consents to such assignment and agrees that the Program Manager shall be entitled to enforce this Agreement directly against the Seller. In addition, Finco agrees to act as agent on behalf of the Program Manager and shall not consent or agree to any waiver, amendment or other modification of this Agreement or any of the other Operative Documents to which it is a party without the Program Manager's prior written consent, and shall take and refrain from taking any action, and shall exercise and refrain from exercising any of its rights under the Operative Documents as requested by the Program Manager from time to time, including, without limitation, the right to deliver a Servicer Termination Notice.

                  Section 9.13. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

                  Section 9.14. Headings. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

                  Section 9.15. No Bankruptcy Petition Against Finco. The Seller covenants and agrees that prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by, and all Triple-A One Loans made by, Triple-A One and all other obligations under the Operative Documents it will not institute against, or join any other Person in instituting against, Finco any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

                  IN WITNESS WHEREOF, the Seller and Finco have caused this Sale and Servicing Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.


                                       ONYX ACCEPTANCE CORPORATION,
                                       as Seller and Servicer

                                       By:______________________________
                                          Name:
                                          Title:

                                       ONYX ACCEPTANCE FINANCIAL CORPORATION

                                       By:______________________________
                                          Name:
                                          Title:

Acknowledged and Agreed:
CAPMAC FINANCIAL SERVICES, INC.,
as Program Manager

By:______________________________
   Name:
   Title:

                                                                       EXHIBIT A


                                   SELLER NOTE

                                                              New York, New York
                                                              September 12, 1994


                  ONYX ACCEPTANCE FINANCIAL CORPORATION, a Delaware corporation ("Finco"), hereby promises to pay to the order of ONYX ACCEPTANCE CORPORATION, a California corporation (the "Seller"), the principal amount of this Seller Note, determined as described below, together with interest thereon equal to the Seller Note Interest Rate in lawful money of the United States of America. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Definitions List, dated as of the date hereof, entered into in connection with the Sale and Servicing Agreement, dated as of September 8, 1994, between the Seller and Finco (such agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with its terms, the "Sale Agreement").

                  The principal amount of this Seller Note at any time shall be determined in accordance with the provisions of Section 5.1 of the Sale Agreement. All principal and accrued interest on this Seller Note shall be due and payable on the Scheduled Maturity Date; provided, however, that, no payments may be made, directly or indirectly, on this Seller Note (and if made, the Seller agrees to return such payments to Finco) until Finco has paid all amounts required pursuant to the Triple-A One Security Agreement to be paid prior to any payments in respect of this Seller Note. This Seller Note represents solely an obligation of Finco to make certain payments from funds available under the Triple-A One Security Agreement and only to the extent, in the manner and at the times set forth in the Triple-A One Security Agreement. This Seller Note does not represent a security interest in the Collateral.

                  Payments of principal of and interest on this Seller Note shall be made by wire transfer of immediately available funds to such account of the Seller as the Seller may designate in writing.

                  This Seller Note is the Seller Note referred to in the Sale Agreement.

                  Finco hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                  All amounts evidenced by this Seller Note and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on Schedule 1 attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of Finco under this Seller Note.

                  It is the intention of Finco and the Seller to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of New York and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with this Seller Note, it is agreed as follows: (i) the aggregate of all consideration that constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Seller Note or any other agreement or document executed in connection with this Seller Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to other amounts due under this Seller Note by the holder hereof (or if this Seller Note shall have been paid in full, refunded to Finco); and (ii) in the event that the maturity of this Seller
Note is accelerated for any reason or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Seller Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to other amounts due under this Seller Note (or if this Seller Note shall have been paid in full, refunded to Finco). In the event that applicable law provides for a ceiling on the rate of interest chargeable hereunder, that ceiling shall be the indicated rate ceiling.

                  The Seller agrees that it shall have no right to cause, by way of acceleration or otherwise, any payment of principal hereunder to become due or payable prior to the times provided in the Triple-A One Security Agreement.

                  Each holder of this Seller Note agrees to be bound by all of the provisions of the Operative Documents, including, without limitation, the covenant that prior to the date which is one year and one day after the payment in full of all Commercial Paper issued, and all Triple-A One Loans made, by Triple-A One and all other obligations under the Operative Documents, it will not institute, or join any other Person in instituting, against Finco any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal or state bankruptcy law or similar law.

                  This Seller Note may not be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed, except with the prior written consent of the Program Manager.

                  THIS SELLER NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.


                                       ONYX ACCEPTANCE FINANCIAL CORPORATION



                                       By:_____________________________________
                                          Name:
                                          Title:

                                                                   Schedule 1 to
                                                                    Seller Note


                             Principal             Payments and             Maturity              Notation Made
   Date                       Amount               Pre-payments               Date                      By
------------               ------------            ------------           ------------             ------------
------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

                                                                       EXHIBIT B


                                SUBORDINATED NOTE


THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT FOR ANY OFFER OR SALE PURSUANT TO, AND IN COMPLIANCE WITH, THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER.

THIS SUBORDINATED NOTE IS THE SUBORDINATED NOTE REFERRED TO IN THE SALE AND SERVICING AGREEMENT, AND IS SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ALL OF THE OBLIGATIONS TO THE EXTENT AND IN THE MANNER PROVIDED IN ARTICLE V OF THE SALE AND SERVICING AGREEMENT; AND THE HOLDER BY ACCEPTANCE HEREOF AGREES TO BE BOUND BY ALL THE PROVISIONS OF ARTICLE V OF THE SALE AND SERVICING AGREEMENT.


                                                              New York, New York
                                                              September 12, 1994

                  ONYX ACCEPTANCE FINANCIAL CORPORATION, a Delaware corporation ("Finco"), hereby promises to pay to the order of ONYX ACCEPTANCE CORPORATION, a California corporation (the "Seller"), the principal amount of this Subordinated Note, determined as described below, together with interest thereon at a rate per annum of LIBOR + 6% in lawful money of the United States of America. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Definitions List attached to the Sale and Servicing Agreement dated as of September 8, 1994, between Finco and the Seller (such agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with its terms, the "Sale Agreement").

                  The principal amount of this Subordinated Note at any time shall be determined in accordance with the provisions of Section 5.3 of the Sale Agreement. All principal of and interest on this Subordinated Note shall be due and payable at the times provided in the Sale Agreement, it being understood and agreed that, except as provided in Section 5.3 of the Sale Agreement, no payments may be made, directly or indirectly, on this Subordinated Note until all the Obligations have been indefeasibly paid in full in cash. This Subordinated Note is secured by the Collateral pursuant to the Subordinated Security Agreement subject to the prior lien of the Collateral Agent under the Triple-A One Security Agreement. No payments may be received, directly or indirectly, by the Seller (and if received, the Seller agrees to return such payments to Finco) on this Subordinated Note unless Finco has paid all amounts required pursuant to the

Triple-A One Security Agreement to be paid prior to any payment in respect of this Subordinated Note.

                  Payments of principal on this Subordinated Note shall be made by wire transfer of immediately available funds to such account of the Seller as the Seller may designate in writing.

                  This Subordinated Note is the Subordinated Note referred to in the Sale Agreement, and is subordinate and junior in right of payment to all the Obligations to the extent and in the manner provided in Section 5.3 of the Sale Agreement and the holder by acceptance hereof agrees to be bound by all the provisions of Section 5.3 of the Sale Agreement.

                  Finco hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                  All amounts evidenced by this Subordinated Note and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on Schedule 1 attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of Finco under this Subordinated Note.

                  It is the intention of Finco and the Seller to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of New York and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with this Subordinated Note, it is agreed as follows: (i) the aggregate of all consideration that constitutes interest, if any, under applicable law that is taken, reserved, contracted for, charged or received under this Subordinated Note or any other agreement or document executed in connection with this Subordinated Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to other amounts due under this Subordinated Note by the holder hereof (or if this Subordinated Note shall have been paid in full, refunded to Finco); and (ii) in the event that maturity of this Subordinated Note is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Subordinated Note or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to other amounts due under this Subordinated Note (or if this Subordinated Note shall have been paid in full, refunded to Finco). In the event that applicable law provides for a ceiling on the rate of interest, if any, chargeable hereunder, that ceiling shall be the indicated rate ceiling.

                  The Seller agrees that it shall have no right to cause, by way of acceleration or otherwise, any payment of principal hereunder to become due or payable, prior to the times provided in the Triple-A One Security Agreement.

                  Each holder of this Note agrees to be bound by all of the provisions of the Operative Documents, including, without limitation, the covenant that prior to the date which is one year and one day after the payment in full of all Commercial Paper issued, and all Triple-A One Loans made, by Triple-A One and all other Obligations under the Operative Documents, it will not institute against, or join any other Person in instituting against, Finco any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the law of the United States or any state of the United States.

                  This Subordinated Note shall not be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed, except with the prior written consent of the Program Manager.

                  THIS SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                                       ONYX ACCEPTANCE FINANCIAL CORPORATION


                                       By:_____________________________________
                                          Name:
                                          Title:

                                                                   Schedule 1 to
                                                               Subordinated Note


                             Principal             Payments and            Maturity               Notation Made
    Date                      Amount               Pre-payments              Date                       By
------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

------------               ------------            ------------           ------------             ------------

                                                                       EXHIBIT C


                           ONYX ACCEPTANCE CORPORATION

                              OFFICER'S CERTIFICATE

                  The undersigned certifies that he is the [President] [Chief Financial Officer] [an Executive Vice President] of Onyx Acceptance Corporation, a Delaware corporation (the "Seller"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Seller in connection with the Amended and Restated Sale and Servicing Agreement dated as of September 4, 1998 (the "Sale Agreement"), between the Seller and Onyx Acceptance Financial Corporation, a Delaware corporation ("Finco") (all capitalized terms used herein without definition having the respective meanings specified in the Definitions List attached to the Sale Agreement), and further certifies that:


                           1. no event with respect to the Seller has occurred
                  and is continuing which would constitute a Wind-Down Event or Unmatured Wind-Down Event;

                           2. each of the agreements and conditions of the
                  Seller to be performed on or before the date hereof pursuant to the Sale Agreement have been performed in all material respects;

                           3. The Seller has possession of each Contract set
                  forth on the Contract List delivered to Triple-A One and the Program Manager on the date hereof (the "Specified Contracts");

                           4. Within one Business Day of the date hereof, the
                  Seller shall apply the cash proceeds of the Purchase Price paid to it on the date hereof by Finco to purchase the Specified Contracts.

                           5. The Seller has delivered the Specified Contracts
                  to Finco on or prior to the date hereof.

                  IN WITNESS WHEREOF, I have affixed hereunto my signature this day of , _____.


                                       ONYX ACCEPTANCE FINANCIAL CORPORATION


                                       By:_____________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT D

                LIST OF LOCK-BOX BANKS AND NUMBERS OF LOCK-BOXES


LOCK BOX BANK:

Wells Fargo Bank
2030 Main Street
Suite 900
Irvine, California 92714
Lock Box Account
Acct. # 4159359066

                                                                       EXHIBIT E


                    CLEARING ACCOUNT BANK AND ACCOUNT NUMBER

         The Clearing Account, No. 4159359173, is maintained at Wells Fargo Bank, 2030 Main Street, Suite 900, Irvine, California 92714.

                                                                       EXHIBIT F


                            [FORM OF INVESTOR REPORT]



                                 To be delivered

                                                                       EXHIBIT G


                        [Form of Servicer's Certificate]


                  This Servicer's Certificate is delivered pursuant to the Amended and Restated Sale and Servicing Agreement (the "Sale Agreement") dated as of September 4, 1998 between Onyx Acceptance Corporation and Onyx Acceptance Financial Corporation. Capitalized terms not defined herein have the meanings ascribed to such terms in the Definitions List attached to the Sale Agreement.


                  The undersigned hereby certifies that he is a Responsible Officer of Onyx Acceptance Corporation holding the office set forth beneath his signature below, and that he is duly authorized to execute this Servicer's Certificate on behalf of the Servicer and further certifies that the information set forth in the report to which this Certificate is attached is true and correct in all material respects, that there is currently no Unmatured Wind-Down Event or Wind-Down Event and that all calculations and applications of cash were performed in accordance with the Operative Documents.


                  IN WITNESS WHEREOF, I have affixed hereunto my signature this day of , ____.



                                       ONYX ACCEPTANCE CORPORATION




                                       By:______________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT H


                             [FORM OF DAILY REPORT]

                                                                       EXHIBIT I


                            [FORM OF MONTHLY REPORT]

                                SCHEDULE 4.1(h)-1


                   PRINCIPAL PLACE OF BUSINESS, ETC. OF SELLER


         Onyx Acceptance Corporation's (the "Seller") principal place of business, chief executive office and the location of the offices where it keeps all of the records relating to the Contracts including, without limitation, the Files, is:


                            8001 Irvine Center Drive
                            Irvine, California 92718

                                SCHEDULE 4.1(h)-2


                  PRINCIPAL PLACE OF BUSINESS, ETC. OF SERVICER



         Onyx Acceptance Corporation's (the "Servicer") principal place of business, chief executive office and the location of the offices where it keeps all of the records relating to the Contracts including, without limitation, the Files, is:


                            8001 Irvine Center Drive
                            Irvine, California 92718

                                SCHEDULE 4.1(j)-1

                              TRADE NAMES OF SELLER

         Onyx Acceptance Corporation (the "Seller") has no trade names, fictitious names, assumed names or "doing business as" names other than the following:


         "Doing Business As" Name               Business for which Name is Used

         1.  Automotive Banking Network         Marketing/Advertising

         2.  AutoBank Services                  Used car sales

         3.  Mesa Auto                          Used car sales

         4.  Auto Fund                          Name reserved but not used

         5.  Automotive Funding Services        Name reserved but not used

                                SCHEDULE 4.1(j)-2

                              TRADE NAMES OF SELLER


         Onyx Acceptance Corporation (the "Servicer") has no trade names, fictitious names, assumed names or "doing business as" names other than the following:


         "Doing Business As" Name              Business for which Name is Used

         1.  Automotive Banking Network        Marketing/Advertising

         2.  AutoBank Services                 Used car sales

         3.  Mesa Auto                         Used car sales

         4.  Auto Fund                         Name reserved but not used

         5.  Automotive Funding Services       Name reserved but not used

                                SCHEDULE 4.1(q)-1


                             SUBSIDIARIES OF SELLER

         The subsidiaries of the Onyx Acceptance Corporation (the "Seller") are as follows:

         (i)      Onyx Acceptance Financial Corporation

         (ii)     Onyx Acceptance Funding Corporation

         (iii)    ABNI, Inc.

         (iv)     C.U. Acceptance Corporation

                                SCHEDULE 4.1(q)-2


                            SUBSIDIARIES OF SERVICER


         Onyx Acceptance Corporation (the "Servicer") has only one subsidiary:
Onyx Acceptance Financial Corporation, a Delaware corporation.

                                  SCHEDULE 8.1


                          CREDIT AND COLLECTION POLICY

                                  SCHEDULE 9.5


             LICENSES, PATENTS, COMPUTER HARDWARE AND SOFTWARE, ETC.



1.       Agreement for On-Line Service


2.       Acknowledgement of Security Interest Under Agreement for On-Line
         Service